UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549


_________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  April 30, 2015



                       KENTUCKY BANCSHARES, INC.
          (Exact Name of Registrant as specified in Charter)


   Kentucky                  000-52598              61-0993464
 (State or other            (Commission            (IRS Employer
  jurisdiction of           File Number)        Identification No.)
  incorporation)


P.O. Box 157, Paris, Kentucky                          40362-0157
(Address of principal executive offices)               (Zip code)


(859)987-1795
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

(X) Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
INFORMATION TO BE INCLUDED IN THE REPORT

  Item 2.02. Results of Operations and Financial Condition

       The Registrant expects to mail to its shareholders the Registrant's quarterly financial information for the first quarter of 2015 on or about May 6, 2015. A copy of this mailing is attached as
Exhibit 99.1.

       The information in this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

  Item 9.01.  Financial Statements and Exhibits

Exhibit 99.1 - Release dated April 30, 2015 of quarterly financial information as of March 31, 2015.

Forward-Looking Statements

       Except for historical information contained herein, the discussion in this Report may include certain forward looking statements based upon management expectations. Actual results and experience could differ materially from the anticipated results or other expectations expressed in the forward-looking statements. Factors which could cause future results to differ from these expectations include the following: change in economic conditions in the markets we serve; changes in laws or regulatory enforcement; monetary and fiscal policies of the federal government; changes in interest rates; demand for financial services; the impact of our continuing growth strategy; and other factors, including various risk factors set forth in our most recent annual report on Form 10-K and in other reports we file from time to time with the Securities and Exchange Commission. Our annual report on Form 10-K and these other reports are available publicly on the SEC website, www.sec.gov, and on the Company's website, www.kybank.com.


SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            KENTUCKY BANCSHARES, INC.



Date: April 30, 2015                 By      /s/ Gregory J. Dawson___
                                                    Gregory J. Dawson
                                                    Chief Financial Officer